                                                                                              Exhibit 99.1

                Company Contact:           Ed Rosenfeld
                Executive Vice President,
                Strategic Planning and Finance
                Steven Madden, Ltd.
                (718) 446-1800

                Investor Relations:          Cara O’Brien/Leigh Parrish
                                    Press:     Melissa Merrill
                Financial Dynamics
                (212) 850-5600
FOR IMMEDIATE RELEASE

STEVEN MADDEN, LTD. ACQUIRES COMPO ENHANCEMENTS AND APPOINTS COMPO’S FOUNDER AS PRESIDENT OF STEVEN MADDEN, LTD.

LONG ISLAND CITY, N.Y. – May 16, 2007 – Steven Madden, Ltd. (NASDAQ: SHOO), a leading designer, wholesaler and marketer of fashion footwear and accessories for women, men and children, today announced that the Company has acquired Compo Enhancements, Steven Madden, Ltd.’s outsourced e-commerce solutions provider, and appointed its founder and CEO, Jeffrey Silverman, 45, as President of Steven Madden, Ltd.  Mr. Silverman will report directly to Jamieson Karson, Chairman and Chief Executive Officer.

Compo Enhancements, based in Connecticut, was founded in late 2005 to provide e-commerce solutions for Steven Madden, Ltd.  This acquisition enables Steven Madden, Ltd. to fully integrate its e-commerce business into the Company’s Retail division and operate its online business internally.  All Compo Enhancements employees will be transitioned to Steven Madden, Ltd.  The transaction is expected to be immediately accretive, contributing approximately $0.01 - $0.02 in earnings per diluted share in 2007.

“We are very pleased with the acquisition of Compo Enhancements, which will enable us to incorporate our important e-commerce business into our internal operations,” said Jamieson Karson, Chairman and Chief Executive Officer of Steven Madden, Ltd. “We expect this to be a smooth transition, given our existing strong relationship with Compo Enhancements and its employees. Through our partnership with Compo, our e-commerce capability has consistently contributed to our top-line growth and profits in the last year and we view this acquisition as a natural progression in expanding our already successful online business.  Further, direct ownership of our online business represents an effective use of our cash that will drive immediate value to our shareholders.”

In connection with the acquisition, Jeffrey Silverman, Founder and CEO of Compo Enhancements, has been appointed President of Steven Madden, Ltd.  Mr. Silverman, who founded Compo Enhancements in 2005, has 23 years of experience in the footwear industry.  Prior to founding Compo Enhancements, he founded a number of successful footwear businesses, including The Preschoolians Company, an online children’s footwear company; The Custom Foot, a vertically integrated retailer of customized, made-to-order footwear; and Toddler University, a children’s footwear company that was later sold to Genesco.  During his career in footwear, Mr. Silverman also served as a consultant to Florsheim and New Balance and held management positions with Timberland Kids, Ecco Kids Footwear and Nike’s Infant Footwear Line.  He graduated from Wesleyan University.

Mr. Karson continued, “Jeff is a seasoned footwear executive with an entrepreneurial background that is a perfect fit for Steve Madden.  Jeff’s experience in the retail and footwear industries will be a significant asset as we continue the Company’s growth. We welcome the added leadership he brings to our management team and look forward to his contributions to the Company.”

Mr. Silverman commented, “I am delighted to join Steven Madden, Ltd. as President and work with the other talented members of the Company’s management and creative teams.  Steven Madden, Ltd. has established itself as a leader in the footwear industry by developing cutting-edge brands and styles that consistently excite consumers.  I believe my experience and skill set will complement the Company’s efforts as it continues to grow and I look forward to playing a role in Steve Madden’s future achievements.”

Steven Madden, Ltd. designs and markets fashion-forward footwear and accessories for women, men and children.  The shoes and accessories are sold through company-owned retail stores, department stores, apparel and footwear specialty stores, and online at www.stevemadden.com.  The Company has several licenses for its brands, including dresses, watches, outerwear, cold weather accessories, eyewear, and girls apparel and owns and operates 96 retail stores, including its online store. Through its wholly-owned subsidiary, Daniel M. Friedman & Associates, the Company is the licensee for Betsey Johnson handbags and belts, Ellen Tracy belts, and Tracy Reese handbags and belts.

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes”, “belief”, “expects”, “intends”, “anticipates” or “plans” to be uncertain and forward-looking.  The forward looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission.

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